EXHIBIT 10.2

The Framework Contract

Table code: ETC/QR720—06	Edition: 2011 A/0	Contract No.: HBKJ141030K01

Signing date: October 30, 2014

Party A: Hyperera Technology (Beijing) Ltd.

Party B: ETcomm(Beijing) Science & Technology Co., Ltd

According to the “contract law of the people's Republic of China” and relevant laws, Party A and Party B in the principle of equality, mutual benefit on the basis of both parties, after full consultation, agreed the following terms of the contract, abide by jointly execute.

This contract is a framework of the contract, the provisions applicable to the contract signing basis of all product order. This contract and its annexes and all product orders under this contract formed the only and complete contract between the two sides. If there is not consistent with the provisions of this contract and the product order shall determine the sequence of applicable documents in the following order: (1) product order; (2) of this contract. This contract to any modification, supplement, and give up must have the written record, and both parties authorized representative signature confirmation, and stamped with the dedicated seal the contract is valid, otherwise it will be deemed invalid

The performance of the contract: Beijing

The definition:

1.	"Goods" means under this contract issued and the product orders and provide to Party A in Appendix 1 to the contract specified goods by Party B.

2.	"Product order" means during the term of this contract, the product order of Party A sent to Party B according to the contract.

3.

Delivery cycle: refers to the receipt of Party B lot product orders (batch products to the order quantity is greater than or equal to 200 sets of standard) and the total amount of the order of payment after 97%, until the goods are sent to the periodic delivery terms prescribed place, calculated using the working day

4.	"Delivery date" means the date of delivery of goods in product orders and According to the terms of delivery stipulated place for delivery by Party B which was specified and agreed upon by both said.

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Name of commodity, specifications, quantity, unit price, performance index

For the details see the: annex 1 provisions of “product quotation” and annex 2 “purchase contract”

Before each purchase, the two said need to sign a “sale contract”

Objective order and turnover agreed

1.

On the goods and services required by this contract, during the effective period of this contract, through the form of Party B to order; only Party A can issued a "purchase contract" of goods delivery and payment has legal effect.

2.

If Party B found "sales contract" is not acceptable, should written notice to Party A after received the "sales contract" within 3 working days; if not, then It will be seen as that Party B has accepted the contract.

3.	The general standard of the procurement is 5400 sets.

Delivery and delivery terms

1.

The designated place of delivery is the location of Party A. Party A issued a "sales contract" to Party B according to the agreed delivery cycle; Party B will delivery according to the quantity and time of Party A’s "sales contract".

2.	The appointed delivery time.

3.1	Party B shall keep the standing stock in 100 sets, in the 100 set range, Party B priority to meet the demand of Party A’s orders.

3.2	If the order quantity is between 200 ~500 sets, than Party A need 30 working days in advance notice to Party B.

3.3	If the order quantity is greater than 500 set, the delivery date should consultations agreed of both sides’ further products.

Packaging standard:

Party B has to provide the goods for the manufacturer's standard. If Party A requirements of to improve packaging standards and labeling goods design, Party B shall be handled according to the requirements of Party A, expenses shall be borne by Party A. If the packaging has been confirmed to be modified the costs incurred by Party A, and because the change of packing by the goods delivery lag, than this issue may be settled through friendly negotiation between the two sides. If Party A has special requirements for goods identification, Party B will make identification according to Party A's design. In the process of delivery of packaging, protective measures should be taken in line with international standards; packaging should be suitable for long distance transportation and repeated loading and unloading requirements, And according to the different characteristics and requirements of goods and take proof, rain proof, shockproof, anti-rust, corrosion (electronic products required to anti-static) and other protective measures, to ensure the safety of goods nondestructive to reach the contract agreed to the place of receipt.

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Quality requirements and technical standards

1.	This contract product meets the national technical specifications, industry technical specifications and the product technical specification consistent with Party B.

2.

The acceptance standard of the contract products to meet the technical norms of the state, industry and technical specification according to the product manual, technical index and standard factory by Party B.

3.	Party B guarantees the goods have been done ex-factory quality inspection, and the goods of the manufacturer according to the certificate or test report or other quality documents.

Check before acceptance

1.	Party A will provide the required by this contract technical indicators and Party B’s delivery documents, preliminary acceptance of goods within 3 working days since the date of receipt of the goods.

2.

The two sides agreed that when Party A inspect the outer packing of goods, there is no deformation or damage, it will as the qualified for preliminary approval, the approval as one of the result of Party A pay for Party B.

3.	If Party B provides products for unqualified goods, Party B shall be of substandard goods replacement

4.	Party B within ten days after the notification received unqualified goods, Party A shall inform in written form for disposal of unqualified goods.

Technical change

Party A reserves the right to Indicating or cause Party B to change goods drawings and specifications at any time, or change the work covered by the scope contract (including inspection, testing or quality control). Party B shall cooperate with the changes. Since any change caused by the price or performance in time, and make appropriate adjustments shall be made by the parties after.

Traceability clause

For the special devices (important, safety, reliability), in order to maintain its uniqueness and traceability, Party B shall be in accordance with requirements of Party A, identifying name, this kind of goods in a clear and firm way type, specification, manufacturer, batch number, serial number, production date and other information, in order to the category of goods the implementation of the tracking control effectively for Party A.

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The mode of payment

1.	If the product orders is within 200 sets, then the payment before the delivery.

2.

If the number of product order more than 200 sets, Party A need to advance orders to 50% of the total sum as advance payment, Party B has begun to enter the production cycle after received the advance payment; after the completion of products Party A shall pay the total amount of the order of 47%, Party B will deliver the goods after the payment; 3% of the orders of the total amount will kept as guarantee money, it will pay at the expiration of 12 months after the arrival of the product within 15 days.

The warranty liability

1.	Party B guarantees that all goods are new goods, and no quality defects. Once the products sold, Party A has no right to return except for itself quality problems of the goods.

2.	Every batch of goods which Party B deliver to Party A, should standard warranty for 15 months from the date of leave the factory.

3.

If Party B fails to provide the warranty service, shall be liable for the resulting repair, replacement cost, and bear the loss of Party A. Details see Annex three "customer service" service commitment.

Service and spareparts

Party B agrees to sell to Party A according to the price of the goods under this contract, to meet the current models of service and its spare parts demand of Party A.

Special constraint clause

Party B's business adjustment, including the major organizational restructuring, process changes, changes to the equipment and any other may affect the supply of goods change factors for Party A, shall inform Party A in advance, in order to Party A in advance to work.

Confidentiality clause

1.

The parties responsible for the relevant technical information, technical documentation and other goods to the contract annex to the contract for the duty of confidentiality. Without the written consent of the other party, any party shall not be transferred, copy or inform the third party to open the form.

2.	Commercial secrets the both sides of Party A and Party B are aware in the transactions in each other; bear the obligation of confidentiality, not leak to any third person.

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The exclusive right of third party

Party B guarantees provided to all parts of the goods for Party A does not infringe or violate the third party ownership rights, patent rights, design rights, copyright, trademark or other lawful rights.

Liability for breach of contract

1.	After the entry into force of the orders, if Party A rejects the goods, should pay the breach penalty to Party B. The amount of liquidated is the damages for not fulfilling part of loan to value 30%.

2.

If Party B overdue delivery of goods, or Party A overdue the payment, according to the overdue delivery of the goods in accordance with the price and the number of days overdue, The party in breach to pay to the observant party liquidated damages daily 1/1000 of the standard.

Force majeure

1.

The events of force majeure refers to the objective situation of the parties to the contract unforeseeable, unavoidable and insurmountable, including (but not limited to) the war, civil unrest and strikes, natural disasters (including typhoon, rainstorm, earthquake, Blizzard), traffic facilities barrier.

2.

Both the buyer and the seller of any party due to force majeure is unable to perform the contract, according to the impact of the event of force majeure is exempted part or all of exemption from liability.

3.

Both the buyer and the seller of any party due to force majeure is unable to perform the contract, should be timely written notice to the other party (via fax), inform the other force majeure circumstances and potential duration, and shall provide evidence within a reasonable period of time. If the duration of the force majeure event affects the performance of the other party follow-up contract, the parties shall have the right to terminate the contract, otherwise search for partners. Notice of the termination of the contract becomes effective when it reaches the other party.

Resolution of disputes

If the two sides have a dispute, should be consultation; if consultation fails, any party may bring a lawsuit to the other Party.

Contract change and transfer

After the consensus of both sides, the contract can be changed, before the change agreement, is still in the execution of this contract; any side want to transferred any rights and obligations to third parties needs to comply with the law, otherwise, the transfer act invalid.

5

The termination of the contract

This contract shall automatically terminate after all the provisions of this contract and related attachments, the fulfilled of the rights and obligations of Party A and Party B.

This contract is made in triplicate, Party A, Party B retained two, the contract is effective from October 30, 2014 to December 31, 2015, and the signing by both parties, to take effect after the seal.

甲方（盖章）：海博科技（北京）有限公司 地址：北京市朝阳区东三环南路17号京瑞大厦B座11A室	签字日期: .___________________________

邮编：100021	乙方（盖章）： 益体康（北京）科技有限公司
业务联系人：	地址：北京海淀区上地信息路7号数字传媒大厦606室
业务联系电话：010-87664589	邮编：100085
业务联系传真：010-87664589	业务联系人：
邮箱：	业务联系电话：010-57113800
业务联系传真：010-62961011
邮箱：

开票信息：	账户信息：
开户行：中国银行股份有限公司北京世纪财富中心支行	开户行：中国建行上地支行营业部

帐号：3376 5603 7456	帐号：11001045300053009685
税号：110105690802077	税号：110108670576631
地址：北京市朝阳区东三环南路17号京瑞大厦B座11A	授权代表签字: ________________________
电话： 010-87664894
授权代表签字: __________________________

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